Exhibit 23
Consent of Independent Accountants



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-10409) of Woodward Governor Company and Subsidiaries of our report dated November 8, 2000, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated November 8, 2000 relating to the financial statement schedule, which appears in this Form 10-K.




PricewaterhouseCoopers LLP
Chicago, Illinois
December 16, 2000